CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Destiny Portfolios: Destiny I and Destiny II which is included in Post-Effective Amendment No. 66 to Registration Statement No. 2-34099 on Form N-1A.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 24, 1999